Exhibit 99.1

VYNE Therapeutics Announces 1-for-50 Reverse Stock Split and Provides Update Regarding Special Dividend in Connection with the Proposed Merger with Yarrow Bioscience

Aggregate cash dividend of $17.3 million, or approximately $0.40242 per share

NEW YORK, N.Y., July 21, 2026-- VYNE Therapeutics Inc. (Nasdaq: VYNE) (“VYNE” or the “Company”) today announced that its Board of Directors has approved a reverse stock split of VYNE’s common stock at a ratio of 1-for-50 in connection with the anticipated closing of the proposed merger (the “Merger”) with Yarrow Bioscience, Inc. (“Yarrow”). The reverse stock split was previously approved by VYNE’s stockholders at VYNE’s special meeting in lieu of the annual meeting of stockholders held on July 16, 2026 (the “Special Meeting”). Following the Merger, the combined company’s common stock is expected to begin trading on a post-reverse stock split basis on The Nasdaq Capital Market (“Nasdaq”) on July 27, 2026, under the new name “Yarrow Bioscience, Inc.”, ticker symbol “YARW”, CUSIP Number 92941V407 and ISIN Number US92941V4077.

The reverse stock split is expected to reduce the number of shares of VYNE’s outstanding common stock from approximately 33.4 million shares to approximately 0.7 million shares. The number of shares of VYNE’s authorized common stock will not be affected by the reverse stock split. At the Special Meeting, VYNE’s stockholders approved an increase in the number of shares of VYNE’s authorized common stock from 150,000,000 shares to 300,000,000 shares in connection with the anticipated closing of the Merger. No fractional shares will be issued if, as a result of the reverse stock split, a stockholder would otherwise become entitled to a fractional share because the number of shares of VYNE common stock they hold before the reverse stock split is not evenly divisible by the split ratio. Instead, each stockholder will be entitled to receive a cash payment (without interest) in lieu of such fractional share. The cash payment to be paid will be equal to the fraction of a share to which such stockholder would otherwise be entitled multiplied by the closing price per share as reported by The Nasdaq Stock Market LLC on July 23, 2026, as adjusted to give effect to the reverse stock split. As a result of the reverse stock split, proportionate adjustments will be made to the exercise prices and number of shares of VYNE’s common stock underlying VYNE’s outstanding equity awards. There will be no change to the par value per share.

In addition, VYNE is providing an update to the previously announced special cash dividend (the “Cash Dividend”) that was declared in connection with the terms and conditions of the Agreement and Plan of Merger and Reorganization, entered into on December 17, 2025, as amended, with Yarrow and Yellow Merger Sub Corp. (the “Merger Agreement”). Today, VYNE is announcing that an aggregate Cash Dividend of $17.3 million, or approximately $0.40242 per share based on 42,989,506 shares of VYNE common stock and common stock equivalents outstanding as of July 20, 2026, will be payable in cash to VYNE’s stockholders of record as of July 22, 2026 (the “Record Date”), subject to the Nasdaq due bill procedures described below, based on their holdings as of the Record Date and during the Due Bill Period (as defined below) and prior to the reverse stock split. The Cash Dividend will also be payable to VYNE’s warrant holders of record as of the Record Date.

Because the Cash Dividend per share exceeds 25% of VYNE’s stock price on the declaration date, it is subject to an ex-dividend date of one business day after the Cash Dividend is distributed to the Company’s stockholders and warrant holders as of the Record Date, which distribution is expected to occur on July 23, 2026 (the “Payment Date”). Accordingly, Nasdaq is expected to set July 24, 2026 as the ex-dividend date for the Cash Dividend.

In addition, VYNE understands that trades of VYNE’s common stock entered into during the due bill period, which is expected to begin July 21, 2026 (the business day before the Record Date) and continue through the Payment Date (the “Due Bill Period”), will have a due bill attached for the Cash Dividend. Due bills obligate sellers of VYNE common stock to deliver the Cash Dividend to the buyer of such common stock during the Due Bill Period. This means that persons who purchase VYNE common stock during the Due Bill Period (even if the trade will settle after the Due Bill Period) are entitled to receive the Cash Dividend, and persons who sell the stock during the Due Bill Period (even if the trade will settle after the Due Bill Period) are not entitled to the Cash Dividend. Accordingly, if an investor wishes to receive the Cash Dividend, the investor will need to hold the securities through and including the Payment Date.

The due bill obligations are settled customarily between the brokers representing the buyers and sellers of the stock. Buyers and sellers of VYNE common stock should consult with their broker before trading to ensure they understand the effect of Nasdaq’s due bill procedures. VYNE has no obligations for either the amount of the due bill or the processing of the due bill.

As previously announced, the closing of the Merger is expected to occur on or about July 24, 2026, assuming the satisfaction or waiver of all conditions under the Merger Agreement.

Following the reverse stock split and the closing of the Merger, the combined company’s total issued and outstanding common stock is expected to be approximately 2.7 million shares, or approximately 33.6 million shares on a fully-diluted basis, or approximately 28.6 million shares excluding shares underlying equity plans and awards.

About VYNE Therapeutics Inc.

VYNE is a clinical-stage biopharmaceutical company focused on developing differentiated therapies to treat inflammatory and immune-mediated conditions with high unmet need. VYNE’s unique and proprietary BET inhibitors, which comprise its InhiBET™ platform, are designed to overcome limitations of early generation BET inhibitors by leveraging alternative routes of administration and enhanced selectivity. For more information, please visit www.vynetherapeutics.com.

About Yarrow Bioscience, Inc.

Yarrow is a clinical-stage biotechnology company focused on developing transformative therapies for autoimmune thyroid diseases. Yarrow is developing YB-101, a potentially first-in-class anti-thyroid stimulating hormone receptor (TSHR) monoclonal antibody designed to directly and rapidly disrupt the central mechanism of both Graves’ disease and thyroid eye disease. For more information, please visit www.yarrowbioscience.com.

Forward-Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act) concerning the Company, Yarrow, the proposed transactions and other matters. These forward-looking statements include express or implied statements relating to the structure, timing and completion of the proposed Merger; the expected reverse stock split, including the timing thereof; and other statements that are not historical fact. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting the Company, Yarrow or the proposed transaction will be those that have been anticipated.

The forward-looking statements contained in this communication are based on current expectations and beliefs concerning future developments and their potential effects and therefore are subject to other risks and uncertainties. These risks and uncertainties include, but are not limited to, risks associated with the possible failure to satisfy the conditions to the closing or consummation of the Merger; risks associated with the uncertainty as to the timing of the consummation of the Merger and the ability of each of the Company and Yarrow to consummate the transactions contemplated by the Merger; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger prior to the closing or consummation of the Merger; risks associated with the possible failure to realize certain anticipated benefits of the Merger, including with respect to future financial and operating results; the effect of the completion of the Merger on the combined company’s business relationships, operating results and business generally; risks associated with the combined company’s ability to manage expenses and unanticipated spending and costs that could reduce the combined company’s cash resources; risks related to the combined company’s ability to correctly estimate its operating expenses and other events; changes in capital resource requirements; risks related to the inability of the combined company to obtain sufficient additional capital to continue to advance its product candidates or its preclinical programs; the outcome of any legal proceedings that may be instituted against the combined company or any of its directors or officers related to the Merger Agreement or the transactions contemplated thereby; the ability of the combined company to obtain, maintain and protect its intellectual property rights, in particular those related to its product candidates; the combined company’s ability to advance the development of its product candidates or preclinical activities under the timelines it anticipates in planned and future clinical trials; the combined company’s ability to replicate in later clinical trials positive results found in preclinical studies and early-stage clinical trials of its product candidates; the combined company’s ability to realize the anticipated benefits of its research and development programs, strategic partnerships, licensing programs or other collaborations; regulatory requirements or developments and the combined company’s ability to obtain necessary approvals from the U.S. Food and Drug Administration or other regulatory authorities; changes to clinical trial designs and regulatory pathways; competitive responses to the Merger and changes in expected or existing competition; unexpected costs, charges or expenses resulting from the Merger; potential adverse reactions or changes to business relationships resulting from the completion of the Merger; legislative, regulatory, political and economic developments; changes in the net cash of the Company and the per share dividend amount, each as determined in accordance with the terms of the Merger Agreement, relative to the currently estimated amounts; and those risks and uncertainties and other factors more fully described in filings with the Securities and Exchange Commission (the “SEC”), including reports filed on Form 10-K, 10-Q and 8-K and in other filings made by the Company with the SEC from time to time and available at www.sec.gov. These forward-looking statements are based on current expectations, and with regard to the proposed transaction, are based on the Company’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company, all of which are subject to change. Such forward-looking statements are made as of the date of this communication, and the parties undertake no obligation to update such statements to reflect subsequent events or circumstances, except as otherwise required by securities and other applicable law.

No Offer or Solicitation

This communication is not intended to and does not constitute (i) a solicitation of a proxy, consent or approval with respect to any securities or in respect of the proposed transaction or (ii) an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS COMMUNICATION IS TRUTHFUL OR COMPLETE.

Yarrow Media Contact:

Ten Bridge Communications

TBCYarrow@tenbridgecommunications.com

VYNE Investor Relations:

John Fraunces

LifeSci Advisors, LLC

jfraunces@lifesciadvisors.com